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                                                                      Exhibit 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-44312, 33-45651, 33-49775, 33-55851, 33-64193, 333-01723, 333-01121, 333-01121-01,
333-15079, 333-15079-01 through 04, 333-20427, 333-20427-01 through 03,
333-37315, 333-40447, 333-38633, 333-38633-01,333-47753, and 333-51961) and in
the Registration Statements on Form S-8, as amended, (Nos. 33-61167, 33-61181, 33-65065, 33-49267, 33-32659, 33-49419, and 33-63659) of our report dated
January 13, 1999 appearing on page 62 of the J. P. Morgan & Co. Incorporated Annual Report, which is included as Exhibit 13 to this Form 10-K for the year ended December 31, 1998.




/s/ PricewaterhouseCoopers LLP
------------------------------


PricewaterhouseCoopers LLP
New York, New York
March 11, 1999